                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                              ENCHIRA BIOTECHNOLOGY CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                       ENCHIRA BIOTECHNOLOGY CORPORATION
                           4200 RESEARCH FOREST DRIVE
                           THE WOODLANDS, TEXAS 77381

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 5, 2001

                            ------------------------

    The Annual Meeting of the Stockholders of Enchira Biotechnology Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices, 4200 Research Forest Drive, The Woodlands, Texas, on June 5, 2001 at
10:00 a.m., local time, for the following purposes:

    1. To elect eight directors to serve until the annual stockholders' meeting in 2002 or until their successors have been elected and qualified;

    2. To approve an amendment to the Company's 1997 Stock Option Plan, as amended, to increase the number of shares available for grant to 2,000,000 shares;

    3. To approve an amendment to the Company's Non-Employee Director Option Plan, as amended, to increase the number of shares available for grant to 400,000 shares;

    4. To ratify and approve the appointment of Andersen LLP as the Company's independent public accountants for the 2001 fiscal year; and

    5. To act upon such other business as may properly come before the meeting or any adjournments thereof.

    Only stockholders of record at the close of business on April 20, 2001 are entitled to receive notice of, and to vote at, the meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS REGARDLESS OF THE SIZE OF YOUR HOLDINGS OR WHETHER YOU PLAN TO ATTEND THE MEETING. THEREFORE, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ARE PRESENT AT THE MEETING, AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.

                                          By Order of the Board of Directors
                                          Paul G. Brown, III
                                          SECRETARY

May 1, 2001
The Woodlands, Texas

                       ENCHIRA BIOTECHNOLOGY CORPORATION
                           4200 RESEARCH FOREST DRIVE
                           THE WOODLANDS, TEXAS 77381

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

    The accompanying proxy is solicited by the Board of Directors of Enchira Biotechnology Corporation (the "Company") for use at the 2001 Annual Meeting of Stockholders to be held on June 5, 2001 and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m., local time, at the Company's principal executive offices, 4200 Research Forest Drive, The Woodlands, Texas. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this Proxy Statement. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters.

    Each stockholder of the Company has the unconditional right to revoke his proxy at any time prior to its exercise, either in person at the Annual Meeting or by written notice to the Company addressed to Secretary, Enchira Biotechnology Corporation, 4200 Research Forest Drive, The Woodlands, Texas 77381. No revocation by written notice will be effective unless such notice has been received by the Secretary of the Company prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

    The principal executive offices of the Company are located at 4200 Research Forest Drive, The Woodlands, Texas 77381. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy are being mailed to the Company's stockholders on or about May 1, 2001.

                               QUORUM AND VOTING

    The number of voting securities of the Company outstanding on April 20, 2001, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting was
(i) 9,286,591 shares of common stock, par value $0.01 per share (the "Common Stock"), each share being entitled to one vote, and (ii) 312,000 shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"). Shares of Preferred Stock have voting rights on all matters subject to a vote of the holders of Common Stock on an as-converted basis. As of the record date, the shares of Preferred Stock are entitled to an aggregate of 929,760 votes upon each of the matters to be voted on at the Annual Meeting. The total number of votes that may be cast at the Annual Meeting is 10,216,351.

    The presence, either in person or by proxy, of holders of a majority of the outstanding shares of Common Stock (including holders of Preferred Stock on an as-converted basis) is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes which are properly executed and received by the Company prior to or at the Annual Meeting are counted for purposes of determining whether a quorum is present. A plurality vote is required for the election of directors. Accordingly, if a quorum is present at the Annual Meeting, the eight persons receiving the greatest number of votes will be elected to serve as directors. Withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors. All other matters to be voted on will be decided by the vote of the holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote on such matter. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on such vote.

    All Proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. Any Proxy given by a stockholder may be revoked at any time before it is exercised if the stockholder either (i) files with the Secretary of the Company an instrument revoking it, (ii) executes and returns a Proxy bearing a later date or (iii) attends the Annual Meeting and expresses a desire to vote his shares of Common Stock in person. Votes will be counted by Computershare Investor Services, LLC, the Company's transfer agent and registrar.

                               PROPOSAL NUMBER 1:
                             ELECTION OF DIRECTORS

    The Board of Directors has nominated and urges you to vote for the election of the eight nominees identified below who have been nominated to serve as directors until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees listed below is a member of the Company's present Board of Directors. Proxies solicited hereby will be voted for all eight nominees unless stockholders specify otherwise in their proxies.

    If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

NOMINEES FOR DIRECTOR

    The eight nominees for election as directors and certain additional information with respect to each of them are as follows:

                                                                                        YEAR FIRST
NAME                                   AGE           POSITION WITH THE COMPANY       BECAME A DIRECTOR
----                                 --------   -----------------------------------  -----------------
William E. Nasser..................     61      Chairman of the Board                      1992
Peter P. Policastro, Ph.D..........     47      President and Chief Executive
                                                Officer and Director                       1999
Daniel J. Monticello, Ph.D.........     45      Vice President, Research and
                                                Development and Director                   1994
Nancy T. Chang, Ph.D...............     51      Director                                   2000
R. James Comeaux...................     63      Director                                   1997
G. Anthony Gorry, Ph.D.............     60      Director                                   2000
Thomas E. Messmore, CFA............     55      Director                                   1992
William D. Young...................     56      Director                                   1994

    WILLIAM E. NASSER. Mr. Nasser has served as Chairman of the Board since April 1998 and has been a Director since January 1992. Mr. Nasser served as President and Chief Executive Officer from April 1998 to June 1999. Mr. Nasser formerly served as Chairman of the Board, President and Chief Executive Officer of Petrolite Corporation from 1992 to 1995 and as President of Petrolite from 1988 to 1992. He retired in November 1995 after over 30 years of service.
Mr. Nasser currently is a director of Laclede Gas Company. He holds a B.S. degree in Chemical Engineering from the University of Notre Dame and an M.S. degree from the University of Oklahoma.

    PETER P. POLICASTRO, PH.D. Dr. Policastro has served as the Company's President and Chief Executive Officer since July 1999 after serving as the Company's Executive Vice President and Chief Operating Officer since
January 1999. He served as Senior Vice President Research and Development in the Melamine Resins and Derivatives Unit, a division of Borden Chemical, Inc. from 1998 to 1999. From 1995 to 1998, Dr. Policastro was Senior Vice President of Plastics Manufacturing Company, a division of Sun Coast Industries, Inc. From 1992 to 1995, Dr. Policastro was Chief Executive Officer and a founder of Med-Genesis, Inc., a surgical products company. From 1989 to 1992, Dr. Policastro was President of OctaNova Laboratories. Dr. Policastro received his A.B. degree in Chemistry from Duke University in 1976 and his Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology in 1983.

    DANIEL J. MONTICELLO, PH.D. Dr. Monticello was the Company's first employee. He joined the Company in July 1990 as Vice President, Research and Development and became a Director in 1994.

From 1983 to 1990, Dr. Monticello was employed by Miles Laboratories where he served in various capacities in the Biotechnology Products Division, including Manager of Biochemistry Research. Dr. Monticello earned his B.S. degree from the University of Michigan and his M.S. and Ph.D. in Microbiology from Michigan State University. His post-doctoral research at the University of Georgia from 1982 to 1984 concerned the microbial desulfurization of fossil fuels.

    NANCY T. CHANG, PH.D. Dr. Chang has been a director since October 2000. She is a co-founder of and has served as President and Chairman of the Board of Tanox Inc. since March 1986. Dr. Chang has served as Tanox's Chief Executive Officer since June 1990. From 1986 to 1992, Dr. Chang served as an Associate Professor at Baylor College of Medicine in the Division of Molecular Virology. Between 1981 and 1986, Dr. Chang was employed by Centocor, Inc., serving as the Director of Research, Molecular Biology Group, from 1984 to 1986. From 1980 to 1981, she was employed by Roche Institute of Molecular Biology. Dr. Chang received her Ph.D. in biological chemistry from Harvard University.

    R. JAMES COMEAUX.  Mr. Comeaux has been a Director since April 1997.
Mr. Comeaux has been President of Petrochemical Management Incorporated since 1993. From 1989 to 1993, Mr. Comeaux served as President and Chief Executive Officer of Arcadian Corporation. He served as Senior Vice President of
Fina, Inc. from 1984 to 1989. Prior to joining Fina, Mr. Comeaux spent 17 years at Gulf Oil Corporation. Mr. Comeaux is a director of Ivex Packaging Corporation. Mr. Comeaux received a B.S. degree in Chemical Engineering from Lamar University.

    G. ANTHONY GORRY, PH.D. Dr. Gorry has served as a director of the Company since November 2000. Since April 1992, Dr. Gorry has been Vice President, Information Technology and Professor of Computer Science at Rice University. Presently he is also Professor of Management and Director of the Center for Technology in Teaching and Learning at Rice. Dr. Gorry is also a Director of the W.M. Keck Center for Computational Biology, a joint endeavor of Rice, Baylor College of Medicine and the University of Houston. He directs a training grant on computational biology funded by the National Library of Medicine. He is also Adjunct Professor of Neuroscience at Baylor College of Medicine. Dr. Gorry also serves on the Board of Directors of Gene Logic Inc. Dr. Gorry holds a B.Eng. from Yale University, an M.S. in chemical engineering from the University of California, Berkeley and a Ph.D. in computer science from the Massachusetts Institute of Technology. He is a Member of the Institute of Medicine and of the National Academy of Sciences and a Fellow of the American College of Medical Informatics.

    THOMAS E. MESSMORE, CFA.  Mr. Messmore has been a Director since 1992.
Mr. Messmore has been Managing Director of Zurich Centre Resources, Ltd., a subsidiary of Zurich Insurance Group, since 1997 and currently serves as a member of the Executive Staff with their parent company Zurich Insurance in Zurich, Switzerland. Previously, Mr. Messmore served as President and Chief Executive Officer of UBS Asset Management (New York), Inc. from 1995 until October 1996. Mr. Messmore served as Senior Vice President of The Travelers Insurance Company from 1984 until his resignation in January 1994. Prior thereto, he served as Senior Vice President and Chief Financial Officer of the Keystone Massachusetts Group, an affiliate of The Travelers Insurance Company. Mr. Messmore received a B.S. degree in Engineering from West Virginia University and an M.B.A. from Harvard Business School.

    WILLIAM D. YOUNG. Mr. Young has been a Director since 1994. Mr. Young has been Chief Executive Officer and Chairman of the Board of ViroLogic, Inc. since October 1999. Mr. Young was Chief Operating Officer of Genentech, Inc. from March 1997 to October 1999, with responsibility for overseeing
Genentech, Inc.'s operations, business development and sales and marketing. Prior to joining Genentech, Inc. in 1980, Mr. Young spent 14 years with Eli Lilly and Company. He received his B.S. degree in Chemical Engineering from Purdue University and an M.B.A. from Indiana University. Mr. Young is also on the Board of Directors of IDEC Pharmaceuticals, Inc. and is a member of the National Academy of Engineering.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

    All directors hold office until the next annual meeting of the stockholders of the Company or until their successors have been duly elected and qualified. The Company's officers are elected annually by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements.

    The Company's Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than fifteen persons. The Board in its discretion and in accordance with such authority has currently fixed its size at eight members. No proxy will be voted for a greater number of persons than the number of nominees named herein.

    DIRECTORS' MEETINGS AND COMPENSATION

    During 2000, the Board of Directors met 5 times and took certain additional actions by unanimous written consent in lieu of meetings. During 2000, no director of the Company attended fewer than 75 percent of the meetings of the Board of Directors.

    Members of the Board of Directors are reimbursed for out-of-pocket expenses incurred in attending Board of Directors and committee meetings. In March 2001, the Board approved an amendment to the Company's Non-Employee Director Option Plan, as amended (the "Director Plan"), under which non-employee directors receive an option to purchase (i) 300 shares of Common Stock for Board meetings attended in person, (ii) 100 shares of Common Stock for Board meetings attended telephonically and (iii) 100 shares for Committee meetings attended either in person or telephonically. Such options are to be received in lieu of cash fees to the non-employee directors. During 2000, each of Messrs. Comeaux, Lopez, Nasser and Young and Drs. Chang and Gorry received $1,000 for each board meeting attended and $500 for each committee meeting attended. Directors who are employees of the Company do not receive any additional compensation for their services as a director.

    Under the Director Plan, each nonemployee director receives an automatic annual grant of non-qualified options to purchase 6,000 shares of Common Stock at an exercise price per share equal to the fair market value per share of Common Stock on the date the option is granted. The Board increased this amount from 4,000 shares by an amendment to the Director Plan approved in March 2001.

    BOARD COMMITTEES

    The Company's Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee. The Board of Directors does not have a Nominating Committee. During 2000, the Executive Committee met 4 times, the Compensation Committee met 1 time and the Audit Committee met 3 times. During 2000, no director of the Company attended fewer than 75 percent of the number of meetings of committees on which he served. Ramon Lopez is currently a director but is not standing for reelection to the Board.

    The Executive Committee exercises all the powers of the Board in the management of the business and affairs of the Company, except as limited by Delaware law, when the Board is not in session. The current members of the Executive Committee are Messrs. Comeaux, Lopez and Nasser and Dr. Policastro. The Compensation Committee makes recommendations concerning compensation, including incentive arrangements, for the Company's officers. The Compensation Committee also administers the Company's stock incentive plans. The current members of the Compensation Committee are Messrs. Comeaux, Lopez and Messmore and Dr. Chang. The Audit Committee's functions include making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plan and results of the auditing engagement, approving professional services provided by the independent public accountants, and reviewing the adequacy of the Company's internal accounting controls. To promote the independence of its audit, the Audit Committee consults separately and jointly with the independent auditors and management. The current members of the Audit Committee are Messrs. Comeaux and Messmore and Dr. Gorry.

    As required by Nasdaq Stock Market and Securities and Exchange Commission (the "Commission") rules regarding audit committees, the Board of Directors has reviewed the qualifications of its Audit Committee and has determined that none of the current members of the Audit Committee have a relationship with the Company that might interfere with the exercise of their independence from the Company or its management.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee includes three directors who are independent, as defined by the standards of the Nasdaq Stock Market. The Audit Committee assists the Board in overseeing matters relating to the Company's accounting and financial reporting practices, the adequacy of its internal controls and the quality and integrity of its financial statements. In May 2000, the Audit Committee adopted, and the Board of Directors ratified, a new Audit Committee Charter, which is attached hereto as Exhibit A.

    The Audit Committee met 3 times during the year ended December 31, 2000. Also, the Audit Committee Chairman, on behalf of the Audit Committee, reviewed with management and the independent auditors the interim financial information included in the Company's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 2000 prior to their being filed with the Commission.

    The independent auditors provided the Audit Committee with a written statement describing all the relationships between the Company and its auditors that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

    The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees."

    With and without management present, the Audit Committee discussed and reviewed the results of the independent auditors' examination of the Company's December 31, 2000 financial statements. The discussion included matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit and disagreements, if any, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

    The Audit Committee reviewed the Company's audited financial statements as of and for the year ended December 31, 2000, and discussed them with management and the independent auditors. Based on such review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Commission.

FEES PAID TO PRINCIPAL ACCOUNTING FIRM

    The following table sets forth the aggregate fees billed to the Company by its principal accounting firm, Andersen LLP, for the fiscal year ended December 31, 2000:

Audit Fees..................................................  $53,000(1)
Financial Information Systems
  Design and Implementation Fees............................       --
All Other Fees..............................................   28,200
    Total Fees..............................................  $81,200

------------------------

(1) The Company anticipates that Andersen will bill no additional fees for services rendered in 2000.

    The Audit Committee has considered whether the provision of the services reflected under "All Other Fees" above might affect Andersen's independence with respect to their audit of the Company's financial statements, and the Audit Committee believes that such services do not affect, and are compatible with, Andersen's independence.

    This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        R. James Comeaux
        G. Anthony Gorry, Ph.D.
        Thomas E. Messmore, CFA, Chairman

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

    Set forth below is certain information concerning the executive officers of the Company, including the business experience of each during the past five years.

NAME                                          AGE              POSITION WITH THE COMPANY
----                                        --------   ------------------------------------------
William E. Nasser.........................     61      Chairman of the Board
Peter P. Policastro, Ph.D.................     47      President and Chief Executive Officer
Daniel J. Monticello, Ph.D................     45      Vice President, Research and Development
Paul G. Brown, III........................     40      Vice President, Finance and Administration
                                                       and Chief Financial Officer
David B. Carpi............................     39      Vice President, Business Development

    Information regarding the business experience of Mr. Nasser and Drs. Policastro and Monticello is set forth above under the heading "Proposal Number 1: Election of Directors--Nominees for Director."

    PAUL G. BROWN, III. Mr. Brown has served as Vice President, Finance and Administration of the Company since September 1993 and Chief Financial Officer since September 1997. From February 1992 to September 1993, he served as Corporate Controller of the Company. Mr. Brown spent 10 years with Andersen LLP from 1982 to 1992, serving most recently as a Tax Manager. Mr. Brown earned his B.S. degree in Accounting from the University of New Orleans.

    DAVID B. CARPI. Mr. Carpi joined the Company in September 2000 as Vice President of Business Development. From April 1993 to July 1997, Mr. Carpi served as Manager and from July 1997 to

September 2000 as Director of Business Development and Strategic Planning of the Liposome Company. In 1989, he founded Oragen Inc., a joint venture to develop oral formulations of peptide-based pharmaceuticals. Mr. Carpi also worked in sales and marketing capacities for Johnson & Johnson and Merck and Co.
Mr. Carpi holds a Master of Science from the Sloan School of Management, Massachusetts Institute of Technology (MIT) and a Bachelor of Science in Molecular Biology from Carnegie-Mellon University.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee (the "Committee") of the Board of Directors of the Company currently consists of Messrs. Comeaux, Lopez and Messmore, none of whom is an officer or employee of the Company. The Committee is responsible for evaluating the performance of management, determining the compensation for certain executive officers of the Company and administering the Company's stock plans under which grants of stock options and restricted stock may be made to employees of the Company. The Committee has furnished the following report on executive compensation for 2000:

    Under the supervision of the Committee, the Company has developed a compensation policy which is designated to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance,
(ii) variable performance awards payable in cash or stock and tied to the achievement of certain personal or corporate goals or milestones and
(iii) long-term stock based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

    In determining the level and composition of compensation of each of the Company's executive officers, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Committee generally seeks to set salaries near the median range in comparison with peer group companies. In setting such salaries, the Committee considers its peer group to be certain companies in the biotechnology industry with market capitalizations under one billion dollars. Such competitive group does not necessarily include the companies comprising the Peer Group Index reflected in the performance graph in this Proxy Statement. Because the Company is still in the development stage, the use of certain traditional performance standards (E.G., profitability and return on equity) is not currently appropriate in evaluating the performance of the Company's executive officers. Consequently, in evaluating the performance of management the Committee takes into consideration such factors as the Company's achieving specified milestones or goals under various research or development programs. In addition, the Committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability, and contributions to the industry and community development. For 2000, the Committee included in its evaluation the progress made by the Company, including the continuing advancement of the Company's research and development under existing research and collaboration agreements.

    Base compensation is established through negotiation between the Company and the executive officer at the time the executive is hired, and then subsequently adjusted when such officer's base compensation is subject to review or reconsideration. While the Company has entered into employment agreements with certain of its executive officers, such agreements provide that base salaries after the initial year will be determined by the Committee after review. When establishing or reviewing base compensation levels for each executive officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, and compensation levels of companies at a comparable stage of development who compete with the Company for business, scientific, and executive talents. As stated above, such comparable companies are generally those with market capitalizations under one billion dollars and are not necessarily among the companies comprising the Peer Group Index reflected in the performance graph in this Proxy Statement. No predetermined weights are given to any one of such factors. The base salaries for the executive officers for fiscal 2000 were at the median level in comparison to the Company's peer group companies.

    In addition to each executive officer's base compensation, the Committee may award cash bonuses and/or grant awards under the Company's stock and/or option compensation plans to chosen executive officers depending on the extent to which certain defined personal and corporate performance goals are achieved. Such corporate performance goals are the same as discussed above.

    All employees of the Company, including its executive officers, are eligible to receive long-term stock-based incentive awards under the Company's stock compensation plans as a means of providing such individuals with a continuing proprietary interest in the Company. Such grants further the mutuality of interest between the Company's employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The Company's stock compensation plans enhance the Company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of the Company include the executive's position in the Company, his or her performance and responsibilities, the amount of stock options and restricted stock, if any, currently held by the officer, the vesting schedules of any such options or restricted stock and the executive officer's other compensation. While the Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the Committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to particular corporate or personal milestones. For example, Mr. Brown and Drs. Policastro and Monticello were granted options to acquire an aggregate of 70,000 shares of Common Stock in 2000 in recognition of their continuing contributions to the Company, with vesting contingent on the Company accomplishing specific goals. See "Executive Compensation--Option Grants in Last Fiscal Year."

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    Dr. Policastro's current employment agreement with the Company specifies an initial base annual salary of $200,000. This salary was adjusted in January 2001 to Dr. Policastro's current base annual salary of $250,000. In setting this current base salary for Dr. Policastro, the Committee evaluated the compensation package for chief executive officers of peer group companies with similar market capitalizations. The Committee expects that when it reevaluates Dr. Policastro's base salary level in the future, it will consider a variety of factors, including Dr. Policastro's responsibilities, his general background and qualifications, his achievement of various corporate and personal milestones set by the Committee from time to time, and compensation levels for executives in Dr. Policastro's position and with his background at peer group companies. The Committee has not attached any particular relative weighting to the foregoing factors (or any other factors which the Committee may also consider in reaching compensation decisions for the Company's executive officers).

    Dr. Policastro will be eligible to receive such bonuses as may be determined by the Committee. The Committee will retain discretion to determine the amount of any incentive bonus awards to be paid to Dr. Policastro, and the Committee expects that it will evaluate a number of factors in reaching this decision, including the Company's strategic goals for which Dr. Policastro has responsibility, his other responsibilities, his initiatives and contributions to the Company's achievement of various corporate and strategic goals, and his own achievement of certain personal milestones as determined by the Committee from time to time. On January 1, 2001 Dr. Policastro received a bonus of $40,000.

    On February 4, 2000, Dr. Policastro was granted a stock option to purchase 40,000 shares of Common Stock at an exercise price of $4.50 per share, with vesting over four years. The Committee expects that Dr. Policastro will continue to participate in the Company's stock compensation plans on the same general terms as other participants in such plans with respect to future stock option grants that he may be granted from time to time, although the amount of shares underlying option grants to Dr. Policastro will be potentially larger than for other employees as a result of his position and/or performance.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), added by the Revenue Reconciliation Act of 1993, places a $1 million cap per executive on the deductible compensation that can be paid to certain executives of publicly-traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, stock options will qualify as performance based compensation. The Committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) on the Company in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

    The foregoing report is given by the following members of the Compensation
Committee:

                                R. James Comeaux
                                  Ramon Lopez
                             Nancy T. Chang, Ph.D.
                       Thomas E. Messmore, CFA, Chairman

    The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table summarizes certain information regarding aggregate cash compensation, stock option and restricted stock awards and other compensation earned by the Company's President and Chief Executive Officer and each of the Company's other executive officers as of December 31, 2000 who earned in excess of $100,000 during 2000.

                                                                          LONG-TERM COMPENSATION
                                                         ANNUAL          -------------------------
                                                      COMPENSATION                      SECURITIES
                                                   -------------------    RESTRICTED    UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR      SALARY     BONUS     STOCK AWARDS   OPTIONS(#)   COMPENSATION(1)
---------------------------             --------   --------   --------   ------------   ----------   ---------------
Peter P. Policastro, Ph.D.............    2000     $207,500                                40,000        $ 13,600
  President and Chief Executive           1999     $192,500        --            --       140,800        $ 81,624(2)
  Officer                                 1998           --        --            --            --              --

Daniel J. Monticello, Ph.D............    2000     $174,070                                 5,000        $281,354(3)
  Vice President, Research and            1999     $171,113        --            --        86,700        $ 12,800
  Development                             1998     $169,000   $   155            --         1,714        $ 12,800

Paul G. Brown, III....................    2000     $148,753   $27,501                      25,000        $ 11,900
  Vice President,                         1999     $135,169   $25,000            --        61,300        $ 10,814
  Finance and Administration              1998     $131,313        --            --         3,142        $ 10,005
  and Chief Financial Officer

--------------------------

(1) During each of the three years ended December 31, 2000, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individuals in the Summary Compensation Table. Accordingly, no such amounts are included in the Summary Compensation Table. All amounts listed above represent Company contributions to the Company's Simplified Employee Pension Plan ("SEP") unless otherwise indicated.

(2) Includes $73,624 for relocation expenses.

(3) Includes $267,754 in compensation from stock options exercised.

STOCK OPTIONS

    The following table sets forth information concerning the grant of stock options under the Company's 1997 Stock Option Plan during 2000 to the executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE VALUE
                                 NUMBER OF                                                     AT ASSUMED ANNUAL RATES
                                 SECURITIES   PERCENTAGE OF TOTAL                            OF STOCK PRICE APPRECIATION
                                 UNDERLYING   OPTIONS GRANTED TO    EXERCISE                     FOR OPTION TERM(2)
                                  OPTIONS        EMPLOYEES IN       PRICE PER   EXPIRATION   ---------------------------
NAME                             GRANTED(1)       FISCAL 2000         SHARE        DATE          5%              10%
----                             ----------   -------------------   ---------   ----------   ----------       ----------
Peter P. Policastro, Ph.D......    40,000             22.7%           $4.50       2/4/10      $293,200         $466,800
Daniel J. Monticello, Ph.D.....     5,000              2.8%           $4.50       2/4/10      $ 36,650         $ 58,350
Paul G. Brown, III.............    25,000             14.2%           $4.50       2/4/10      $183,250         $291,750

--------------------------

(1) No stock appreciation rights ("SARs") or other instruments were granted in tandem with the options reflected in this table.

(2) The Securities and Exchange Commission requires disclosure of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the stock price will appreciate at the rates shown in the table. If the assumed annual rate of stock price appreciation of 5% or 10% per year should occur, the market value per share of Common Stock at the end of the ten-year option term would be $7.33 and $11.67, respectively, for the options granted at $4.50 to Drs. Policastro and Monticello and Mr. Brown

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information concerning option exercises and the value of unexercised options held by the executive officers of the Company named in the Summary Compensation Table.

                      AGGREGATED OPTION EXERCISES IN 2000
                     AND OPTION VALUES AT DECEMBER 31, 2000

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                   SHARES                          OPTIONS HELD AT                    HELD AT
                                  ACQUIRED                       DECEMBER 31, 2000(#)         DECEMBER 31, 2000(1)($)
                                     ON           VALUE      ----------------------------   ---------------------------
NAME                             EXERCISE(#)   REALIZED($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------   -----------   -----------    -------------   -----------   -------------
Peter P. Policastro, Ph.D......         --            --        72,700         108,100       $189,020        $183,460
Daniel J. Monticello, Ph.D.....     11,102                      32,307          86,076       $ 56,355        $169,865
Paul G. Brown, III.............         --            --        26,116          76,612       $ 39,845        $123,535

--------------------------

(1) Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of the Company's Common Stock on December 31, 2000, was $4.66 based on the average of the high and low prices on the Nasdaq National Market on December 29, 2000.

SIMPLIFIED EMPLOYEE PENSION PLAN

    In April 1992, the Company adopted a Simplified Employee Pension Plan (the "SEP") for all employees. Under the terms of the SEP, employees are eligible to participate after completion of six months of service. The Company has the discretion to determine how much, if anything, it will contribute to the employee's accounts in the SEP each year. Currently, the Company contributes an amount equal to eight percent of the employees' monthly compensation to the SEP. Employees are vested immediately and there is at present no employee contribution. Total expenses under the SEP were approximately $159,200 for the year ended December 31, 2000.

PERFORMANCE GRAPH

    The following performance graph compares the performance of the Company's Common Stock to the Nasdaq Combined Composite Index and an index of Peer Group companies for the period beginning December 31, 1995 and ending December 31, 2000. The "Peer Group" is composed of companies in the Nasdaq Pharmaceutical Group Index. The index of Peer Group companies is weighted according to the respective market capitalization of its component companies as of December 31, 2000. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1995, and that all dividends were reinvested.

                        COMPARISON OF CUMULATIVE RETURN
                    AMONG ENCHIRA BIOTECHNOLOGY CORPORATION,
                      NASDAQ COMBINED COMPOSITE INDEX AND
                                PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          ENCHIRA BIOTECHNOLOGY CORPORATION  NASDAQ COMBINED COMPOSITE INDEX  PEER GROUP INDEX
12/31/95                                100                              100               100
12/30/96                                 86                              123               108
12/29/97                                 46                              149               121
12/31/98                                  4                              208               138
12/31/99                                  9                              387               293
12/31/00                                 11                              235               474

                                             12/31/95   12/30/96   12/29/97   12/31/98   12/31/99   12/31/00
                                             --------   --------   --------   --------   --------   --------
Enchira Biotechnology Corporation..........    100         86         46          4          9         11
Nasdaq Combined Composite Index............    100        123        149        208        387        235
Peer Group Index...........................    100        108        121        138        293        474

    The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, which incorporates such comparisons by reference, and shall not otherwise be deemed filed under such acts.

    There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

EMPLOYMENT AGREEMENTS

    In December 1998, Dr. Policastro entered into a three-year employment agreement with the Company as Executive Vice President and Chief Operating Officer (amended to President and Chief Executive Officer effective July 1,
1999). Dr. Policastro's current annual base salary under this agreement was increased to $250,000 in January 2001. Dr. Policastro received a cash bonus of $40,000 on January 1, 2001. Salary is to be reviewed no less than annually by the Board of Directors. If he is terminated without cause, as that term is defined in the agreement, the Company is obligated to pay him an amount not greater than one year of his salary at the time of termination.

    In January 1996, the Company entered into an employment agreement with Dr. Monticello. His current annual base salary under this agreement is $185,000, as of January 2001. Dr. Monticello received a cash bonus of $15,000 on January 1, 2001. Dr. Monticello's salary is to be reviewed no less frequently than annually by the Board of Directors. The agreement expires in April 2002. If Dr. Monticello is terminated without cause, as that term is defined in the agreement, the Company is obligated to pay
Dr. Monticello an amount not greater than one year of his salary at the time of termination.

    In July 1995, Mr. Brown entered into a five-year employment agreement with the Company, and his agreement is currently in effect through July 2005 under the agreement's automatic renewal provision. His current annual salary under this agreement is $170,000, as of January 2001. Mr. Brown received a cash bonus of $15,000 on January 1, 2001. Mr. Brown's salary is to be reviewed no less than annually by the Board of Directors. If he is terminated without cause, as that term is defined in the agreement, the Company is obligated to pay him an amount not greater than six months of his salary at the time of termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors of the Company currently consists of Messrs. Comeaux, Lopez and Messmore and Dr. Chang. No member of the Compensation Committee of the Board of Directors of the Company was, during 2000, an officer or employee of the Company, or was formerly an officer of the Company or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K.

    During fiscal 2000, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors of the Company or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

                               PROPOSAL NUMBER 2:

          APPROVAL OF AMENDMENT TO 1997 STOCK OPTION PLAN, AS AMENDED

    The Board has adopted, subject to stockholder approval, an amendment to the Company's 1997 Stock Option Plan, as amended (the "Plan"), to increase the number of shares available for issuance thereunder from 1,200,000 shares to 2,000,000 shares. The Board believes that such amendment is necessary to allow the Board to continue to attract and retain talented employees and consultants.

    The Plan initially had 100,000 shares available for issuance, but this was reduced to 14,286 because of the Company's 1-for-7 reverse stock split in 1998. In 1999, the stockholders approved an increase in the number of shares available for issuance to 1,200,000 shares. The proposed amendment will provide the Board with a sufficient amount of shares to continue providing equity incentives to current and potential employees and consultants. Options to purchase a total of 863,830 shares are granted and outstanding under the Plan.

    The terms of the Plan are summarized below. The following summary is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit A to the Company's definitive proxy statement for its 1999 annual meeting.

SUMMARY OF THE PLAN

    PURPOSE. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

    EFFECTIVE DATE OF PLAN. The Plan became effective as of January 14, 1997, and the Board adopted the amendment on March 15, 2001. No Option shall be granted pursuant to the Plan after January 14, 2007.

    ELIGIBILITY. The individuals eligible to receive Incentive Options and Nonqualified Options (together, the "Options") are those key employees and consultants of the Company as the Compensation Committee of the Board of Directors or such other committee that the Board of Directors may designate to administer the Plan (the "Committee") determines from time to time. Only employees are eligible to receive Incentive Options. "Incentive Option" means an Option granted under the Plan which is designated as an "Incentive Option" and satisfies the requirements of Section 422 of the Code. "Nonqualified Option" means an Option granted under the Plan other than an Incentive Option.

    ADMINISTRATION. The Plan provides that the Committee is constituted in such a manner as to permit the Plan to comply with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to a plan intended to qualify thereunder as a discretionary plan. All questions of interpretation and application of the Plan and Options shall be subject to the determination of the Committee. The Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. To comply with Section 162(m) of the Code, it is the Company's intent that the Committee shall be constituted solely of two or more Directors who are "outside directors" within the meaning of the Treasury Regulations promulgated under
Section 162(m) of the Code. The Committee has complete authority to construe, interpret and administer provisions of the Plan, to determine which persons are to be granted Options, the terms and conditions of Options, and to make all other determinations necessary or deemed advisable in the administration of the Plan.

    RESERVED SHARES. The total number of shares of Common Stock with respect to which Options may be granted under the Plan is currently 1,200,000 shares, subject to adjustment under the Plan. If the stockholders approve Proposal Number 2, the maximum number of shares of Common Stock subject to the Plan will be increased by 800,000 shares to 2,000,000 shares. The shares may be treasury shares or authorized but unissued shares.

    TERMS OF OPTIONS. The price at which Common Stock may be purchased under an Option shall be established by the Committee, provided that the price at which Common Stock may be purchased under an Option that is intended to qualify as an Incentive Option shall not be less than 100 percent of the fair market value of the Common Stock on the date the Incentive Option is granted. In the case of any 10 percent holder of Common Stock, the price at which shares of Common Stock may be purchased under an Incentive Option shall not be less than 110 percent of the fair market value of the Common Stock on the date the Incentive Option is granted. The expiration date of an Option shall be established by the Committee, provided that no Incentive Option shall be exercisable after the expiration of 10 years from the date the Incentive Option is granted. In the case of a 10 percent holder of Common Stock, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted. To the extent that the aggregate fair market value (determined as of the time an Incentive Option is granted) of the Common Stock with respect to which Incentive Options first become exercisable by the Optionee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

    EXERCISE OF OPTIONS. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the written option agreement, as long as the Option is valid and outstanding. The consideration to be paid for the shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of (i) cash, (ii) a promissory note or notes, (iii) other shares of the Company's capital stock,
(iv) authorization for the Company to retain from the total number of shares as to which the Option is exercised that number of shares having a fair market value on the date of exercise equal to the exercise price for the total number of shares as to which the Option is exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price or (vi) any combination of the foregoing methods of payment. The Committee will determine the period over which individual Options become exercisable.

    NON-TRANSFERABILITY AND NO RIGHTS AS STOCKHOLDER. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him. No Optionee shall have any rights as a stockholder with respect to Common Stock covered by his Option until the date a stock certificate is issued for the Common Stock.

    CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (ii) the number and class of shares of Common Stock then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

    If the Company shall be a party to a merger or a similar reorganization after which the Company is not the surviving corporation, or if there is a sale of all or substantially all the Common Stock or a sale of all or substantially all of the assets of the Company, or if the Company is to be liquidated or dissolved (any of which events shall constitute a "Significant Transaction"), then, subject to the provisions hereof, the Committee, in its discretion, may accelerate the vesting of all outstanding Options or take such other action with respect to outstanding Options as it deems appropriate, including, without limitation, canceling such outstanding Options and paying the Optionees an amount equal to the value of such Options, as determined by the Board.

    Notwithstanding the foregoing, if a Significant Transaction shall occur in connection with or following a Change in Control (as defined in the Plan), in connection with which Significant Transaction the holder of any Option that is not fully vested shall not receive, in respect of such Option, a substitute award of stock options containing substantially similar terms to and having an equal or greater fair market value than such Option, then the Committee shall either (i) accelerate the vesting of such Option within a reasonable time prior to the completion of such Significant Transaction (such that the holder of such Option would have the opportunity to participate in the Significant Transaction on the same basis as holders of Common Stock, subject to such holder's exercise of such Option) or (ii) cancel such Option in consideration of the payment to the holder thereof of an amount (in cash) equal to the fair market value of such Option. For purposes of the foregoing, the fair market value attributable to Options shall be determined by the Committee either, at its election, (x) in accordance with the Black-Scholes method (for purposes of which volatility shall be measured over the preceding one year period and the risk-free interest rate shall be the rate of U.S. treasury bills with a maturity corresponding to the remaining term of such Option) or (y) to be an amount equal to the fair market value of the Common Stock subject to such Option less the exercise price thereof and (ii) the fair market value of (A) any Options shall be determined as of the date, either of the Change in Control or of the Significant Transaction, that results in the greater fair market value of such Options, and (B) any substitute award shall be determined as of the date of the Significant Transaction.

    AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would
(i) change the aggregate number of shares of Common Stock which may be issued under Incentive Options, (ii) change the class of employees eligible to receive Incentive Options, or (iii) decrease the exercise price for Incentive Options below the fair market value of the Common Stock at the time it is granted, shall be made without the approval of the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

    INCENTIVE OPTIONS. An employee who has been granted an Incentive Option will not realize taxable income at the time of the grant or exercise (but in some circumstances may be subject to an alternative minimum tax as a result of the exercise) of such Option and the Company will not be entitled to a deduction at either such time. If the employee makes no disposition of the shares acquired pursuant to an Incentive Option within two years from the date of the grant of such option, or within one year of the transfer of such shares to him or her, any gain or loss realized on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the foregoing holding period requirements are not satisfied, a portion of any gain in the year of disposition will be taxable to the employee as ordinary income, and the Company will be entitled to a corresponding deduction. The Company will not be entitled to any deduction in connection with any loss to the employee or the portion of any gain that is taxable to the employee as short-term or long-term capital gain.

    NONQUALIFIED OPTIONS. Nonqualified Options will not qualify for special federal income tax treatment. No tax is imposed on the optionee upon the grant of a Nonqualified Option. Upon exercise of a Nonqualified Option, the employee will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the Option exercise price, and the Company will be entitled to a corresponding deduction, provided the Company withholds income tax with respect to such amount and provided that such amount is not limited by Section 162(m) of the Code with respect to Options with an exercise price that was less than the fair market value of the Common Stock on the date of grant. However, if the shares received upon the exercise of a Nonqualified Option are transferred to the Optionee subject to certain restrictions, then the taxable income realized by the Optionee, unless the Optionee elects otherwise, and the Company's tax deduction (assuming any federal income tax withholding requirements are satisfied) should be deferred and should be measured based upon the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10 percent stockholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such individual within six months of the exercise of a Nonqualified Option. Ordinary income realized upon the exercise of a Nonqualified Option is not an adjustment for alternative minimum tax purposes.

    TAX WITHHOLDING. The Company shall be entitled to deduct from other compensation payable to each Optionee any sums required by federal law to be withheld with respect to the grant or exercise of an Option. In the alternative, the Company may require the Optionee to pay the sum to the Company. The Plan also permits the Committee, in its discretion, to permit the Optionee to satisfy the withholding tax obligation by electing to have the Company withhold from the shares to be issued on exercise that number of shares having a fair market value equal to the amount required to be withheld. Employees should consult their own tax counsel for advice regarding tax consequences.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN, AS AMENDED, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                               PROPOSAL NUMBER 3:

                          APPROVAL OF AMENDMENT TO THE
                 NON-EMPLOYEE DIRECTOR OPTION PLAN, AS AMENDED

    The Board has adopted, subject to stockholder approval, an amendment to the Company's Non-Employee Director Option Plan, as amended (the "Director Plan"), to increase the number of shares available for issuance thereunder from 200,000 shares to 400,000 shares. In addition, the Board approved amendments to
(i) re-establish the number of shares that will be subject to options automatically upon a director's election or re-election to the Board at 6,000 shares and (ii) provide for the issuance of options under the Director Plan to directors in lieu of director fees for attending Board and Committee meetings. The Board believes that such amendments are necessary to allow the Board to continue to attract and retain talented individuals to serve on the Company's Board of Directors.

    The Plan initially had 175,000 shares available for issuance. The number of shares available for issuance was reduced to 25,000 in 1998 because of the Company's 1-for-7 reverse stock split. In 1999, the stockholders approved an increase in the number of shares available for issuance to 200,000 shares. The proposed amendment will afford the Board a sufficient amount of shares to continue providing equity incentives to current and potential directors.

    The terms of the Director Plan are summarized below. In addition, the full text of the Director Plan, as amended, is set forth in Exhibit B to this Proxy Statement. The following summary is qualified in its entirety by reference to the text of the Director Plan.

SUMMARY OF THE DIRECTOR PLAN

    The Director Plan is a "formula" plan for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, pursuant to which options for shares of Common Stock are automatically granted to certain eligible non-employee directors of the Company as of specified dates. No person exercises any discretion with respect to persons eligible to receive formula grants of options under the Director Plan or the amount of formula grants thereunder.

    ELIGIBILITY. Persons who are non-employee directors ("Non-Employee Directors") of the Company are eligible to participate in the Director Plan. Options granted under the Director Plan are transferable only at the death of a Non-Employee Director or pursuant to a qualified domestic relations order as defined by the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    STOCK SUBJECT TO DIRECTOR PLAN. The maximum number of shares of Common Stock in respect of which options may be granted under the Director Plan as currently in effect is 200,000, subject to appropriate adjustment upon a reorganization, stock split, recapitalization or other change in the Company's capital structure. In the event that the stockholders approve this Proposal Number 3, the maximum number of shares of Common Stock subject to the Director Plan will be increased to 400,000. Options to purchase a total of 170,647 shares are currently outstanding under the Director Plan, as adjusted for the reverse split.

    OPTION PERIOD. Options granted to Non-Employee Directors under the Director Plan have a term of ten years from the date of grant. The right to exercise options granted to a Non-Employee Director under the Director Plan expires
12 months after the termination, for any reason, of his service as a director of the Company, if earlier than the expiration of the term of the option.

    AMENDMENT. The Board may amend or discontinue the Director Plan, except that (i) no amendment may be made without stockholder approval that would cause the Director Plan to cease to satisfy the requirements of Rule 16b-3 of the Exchange Act or for which such approval is otherwise required by law and
(ii) no amendment or termination may be made that would impair an optionee's rights under outstanding options without the optionee's consent, unless required to comply with

Rule 16b-3. The Board may not amend provisions in the Director Plan regarding eligibility and automatic grants of options more than once every six months, except to the extent necessary to comply with applicable provisions of the Code or ERISA.

    NON-QUALIFIED OPTIONS. Options issued under the Director Plan constitute non-qualified stock options.

    ANNUAL GRANT OF STOCK OPTIONS. Following the March 2001 amendment, each Non-Employee Director receives annually on each July 1 during the life of the Director Plan, non-qualified options to purchase 6,000 shares of Common Stock. Such number of shares will be proportionately adjusted in the event of a split of or stock dividend on the Common Stock. Options granted under the Director Plan shall have an exercise price per share equal to the fair market value per share of Common Stock on the date the option is granted. Non-Employee Directors shall have the right to decline grants of options under the Director Plan by giving notice to the Company prior to the date of grant.

    GRANTS IN LIEU OF DIRECTOR FEES. Following the March 2001 amendment, each non-employee director is entitled to receive an option on the date of the applicable Board or Committee meeting with an exercise price equal to the fair market value of the Common Stock on the date of such meeting in the following amounts:

    - 300 shares for each Board meeting attended in person;

    - 100 shares for each Board meeting attended telephonically; and

    - 100 shares for each Committee meeting attended (whether in person or telephonically).

    CHANGE IN CAPITAL STRUCTURE. Upon a change in the Company's capital structure as a result of a stock split, dividend or recapitalization, the number of shares subject to outstanding options and reserved under the Director Plan and the exercise price of outstanding options shall be appropriately adjusted to reflect the number and class of shares that would have been issuable if such shares had been outstanding immediately prior to such event.

FEDERAL INCOME TAX CONSEQUENCES OF THE DIRECTOR PLAN

    GENERAL. A Non-Employee Director will not recognize any taxable income at the time an option is granted. Ordinary income will be recognized by a Non-Employee Director at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock received over the option price for such shares. However, if other shares of Common Stock have been purchased by a Non-Employee Director within six months of the exercise of an option, recognition of the income attributable to such exercise may under certain circumstances be postponed for a period of up to six months from the date of such purchase of such other shares of Common Stock due to liability to suit under Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). If applicable, one effect of any such postponement would be to measure the amount of the Non-Employee Director's taxable income by reference to the fair market value of such shares at the time such liability to suit under Section 16(b) of the Exchange Act no longer exists (rather than at the earlier date of the exercise of the option). The Non-Employee Director will generally recognize a capital gain or loss upon a subsequent sale of the shares of Common Stock.

    DEDUCTIBILITY. Upon a Non-Employee Director's exercise of an option granted under the Director Plan, the Company may claim a deduction for compensation paid at the same time and in the same amount as ordinary income is recognized by the Non-Employee Director.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S NON-EMPLOYEE DIRECTOR OPTION PLAN, AS AMENDED, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                               PROPOSAL NUMBER 4:
                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed the firm of Andersen LLP as the Company's independent public accountants to make an examination of the accounts of the Company for the fiscal year ending December 31, 2001, subject to ratification by the Company's stockholders. Representatives of Andersen will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 31, 2001, certain information with respect to the shares of Common Stock and Series B Preferred Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock or the Series B Preferred Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in "Executive Compensation" and (iv) all directors and executive officers of the Company as a group.

                                                                                  AMOUNT AND
                                                                                    NATURE
                                          AMOUNT AND NATURE                     OF BENEFICIAL
                                            OF BENEFICIAL                        OWNERSHIP OF
                                            OWNERSHIP OF         PERCENT OF        SERIES B        PERCENT OF
NAME OF BENEFICIAL OWNER                   COMMON STOCK(1)         CLASS      PREFERRED STOCK(1)     CLASS
------------------------                  -----------------      ----------   ------------------   ----------
Zesiger Capital Group LLC...............      1,654,005(2)          18.0%            55,000           14.2%
  320 Park Avenue, 30th Floor
  New York, New York 10022
OrbiMed Advisers Inc....................      1,631,500(3)          18.0%                --             --
  767 Third Avenue, 6th Floor
  New York, New York 10010
Kingdon Capital Management, LLC.........      1,200,000(4)          13.5%                --             --
  152 West 57th Street
  New York, New York 10019
Larry N. Feinberg.......................        916,500(5)          10.1%                --             --
  c/o Oracle Investment Management, Inc.
  200 Greenwich Avenue
  Greenwich, Connecticut 06830
Ethyl Corporation.......................        759,587(6)           8.0%           160,000           41.3%
  300 South Fourth Street
  Richmond, Virginia 23217
Peter P. Policastro, Ph.D...............         86,867(7)           1.0%                --             --
William E. Nasser.......................        117,905(8)           1.3%                --             --
Daniel J. Monticello, Ph.D..............         35,631(9)             *                 --             --
Paul G. Brown, III......................         36,987(10)            *                 --             --
Nancy T. Chang, Ph.D....................         30,000(11)            *                 --             --
R. James Comeaux........................         18,314(12)            *                 --             --
G. Anthony Gorry, Ph.D..................         30,000(13)            *                 --             --
Ramon Lopez.............................         10,569(14)            *                 --             --
Thomas E. Messmore......................         43,997(15)            *                 --             --
William D. Young........................         98,071(16)          1.1%                --             --
All directors and executive officers as
  a group (11 persons)..................        519,131(7)-(16)      5.4%                --             --

--------------------------

*   Represents less than 1% of the class.

(1) Unless otherwise indicated, each of the stockholders designated above has sole voting and investment power with respect to the securities shown to be owned by such stockholder. Shares issuable upon exercise of convertible securities, including options, are indicated below and includes only those convertible securities currently exercised or exercisable within 60 days of March 31, 2001.

(2) Based upon information provided in a Schedule 13G/A filed on February 12, 2001, Zesiger Capital Group LLC has sole voting power with respect to 1,122,963 shares and sole dispositive power with respect to all of the shares listed above. Includes 164,081 shares issuable upon conversion of Series B Preferred Stock. Zesiger Capital Group LLC is a registered investment advisor under Section 203 of the Investment Advisers Act of 1940 and disclaims beneficial ownership of all of the shares listed herein.

(3) Based upon information provided in a Schedule 13G filed on September 22, 2000, OrbiMed Advisers Inc. shares voting and dispositive power with respect to all of the shares listed above. The Schedule 13G was also filed on behalf of, and OrbiMed Advisers Inc. shares voting and investment power with respect to all of the shares listed above with, OrbiMed Advisors LLC, Caduceus Capital Trust, Caduceus Capital II, L.P., Paine Webber Eucalyptus Fund, LLC and Paine Webber Eucalyptus Fund, Ltd.

(4) Based upon information provided in a Schedule 13G filed on February 23, 2000, Kingdon Capital Management LLC has sole voting and dispositive power with respect to all of the shares listed above. Includes 200,000 shares issuable upon exercise of a warrant.

(5) Based upon information provided in a Schedule 13D filed on January 12, 2001, Mr. Feinberg has sole voting and dispositive power with respect to 160,000 shares and shared voting and dispositive power with respect to 756,500 shares. The Schedule 13D was also filed on behalf of, and Mr. Feinberg shares voting and dispositive power in the following amounts with, Oracle Partners, L.P. (407,300 shares), Oracle Institutional Partners, L.P. (108,660 shares) and Oracle Investment Management, Inc. (240,540 shares). Includes an aggregate of 173,500 shares issuable upon exercise of warrants.

(6) Based upon information provided in a Schedule 13D/A filed on October 20, 2000, Ethyl Corporation has sole voting and dispositive power with respect to all of the shares listed above. Includes 477,327 shares issuable upon conversion of Series B Preferred Stock.

(7) Includes 86,867 shares issuable upon exercise of options.

(8) Includes 73,342 shares issuable upon exercise of options.

(9) Includes 34,250 shares issuable upon exercise of options.

(10) Includes 35,147 shares issuable upon exercise of options.

(11) Includes 30,000 shares issuable upon exercise of options.

(12) Includes 12,143 shares issuable upon exercise of options.

(13) Includes 30,000 shares issuable upon exercise of options.

(14) Includes 10,569 shares issuable upon exercise of options.

(15) Includes 10,857 shares issuable upon exercise of options.

(16) Includes 14,571 shares issuable upon exercise of options.

                         COMPLIANCE WITH SECTION 16(a)

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish to Company with copies of all such forms that they file.

    To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were complied with, except that each of Drs. Chang and Gorry did not timely file their initial reporting statements on Form 3.

                           PROPOSALS OF STOCKHOLDERS

    Any proposal of a stockholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than December 31, 2001, if the proposal is to be considered for inclusion in the Company's Proxy Statement relating to such meeting.

                             FINANCIAL INFORMATION

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES AND EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO PAUL G. BROWN, III, VICE PRESIDENT OF FINANCE AND ADMINISTRATION AND CHIEF FINANCIAL OFFICER, ENCHIRA BIOTECHNOLOGY CORPORATION, 4200 RESEARCH FOREST DRIVE, THE WOODLANDS, TEXAS 77381.

                                 OTHER MATTERS

    The Company will bear the cost of preparing and mailing proxy materials as well as the cost of solicitation of proxies. The Company will reimburse banks, brokerage firms, custodians, nominees, and fiduciaries for their expenses in sending proxy materials to the beneficial owners of Common Stock and Preferred Stock. The Company has retained Corporate Communications Center, Inc. ("Corporate Communications") to assist in the solicitation of proxies and will pay approximately $800 for certain brokerage searches and proxy solicitations performed by Corporate Communications. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and Corporate Communications may solicit proxies by fax, telex, telephone and personal interview.

                                          By Order of the Board of Directors
                                          Paul G. Brown, III
                                          VICE PRESIDENT, FINANCE AND
                                          ADMINISTRATION,
                                          CHIEF FINANCIAL OFFICER AND SECRETARY

May 1, 2001
The Woodlands, Texas

                                                                       EXHIBIT A

                              Audit Committee Charter
                       Enchira Biotechnology Corporation

    The Board of Directors shall appoint an Audit Committee of the Board of Directors consisting of at least three outside Directors, designating one as Chairman of the Audit Committee. Each member of the Audit Committee shall meet the independence and experience requirements of NASDAQ. All members shall be independent of management and free from any relationship that would interfere with the exercise of independent judgment as an Audit Committee member, as determined by the Board of Directors in its business judgment. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee. At least one member shall have accounting or related financial management expertise.

    In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not necessarily accountants or auditors or experts in the fields of accounting or auditing. As such, the Committee and its members are not providing any expert or special assurances as to the Company's financial statements or any professional certification as to the independent auditor's work. Each member of the Audit Committee shall be entitled to rely upon the integrity of those it receives information from and the accuracy of the financial and other information provided to the Committee, absent actual knowledge to the contrary.

    In carrying out its oversight responsibilities, the Audit Committee will:

1) Review and recommend to the Board of Directors the independent accountants to be selected to audit the annual financial statements and review the quarterly financial statements of the Company.

2) In exercising its oversight responsibilities for the external audit function, the Audit Committee will:

    a)  Review and approve the scope of the external audit.

    b)  Review and approve fees paid to the independent accountants.

    c) Ensure the independent accountants deliver to the Audit Committee annually a formal written statement delineating all relationships between the independent accountants and the Company and addressing at least the matters set forth in Independence Standards Board Standard No. 1 and discuss with the independent accountants any relationships or services disclosed in such statement that may impact the objectivity and independence of the Company's independent accountants and recommend that the Board of Directors take appropriate action in response to this statement to satisfy itself of the independent accountants' independence.

    d) Obtain from the independent accountants assurance that the audit was conducted in a manner consistent with the procedures in Section 10A of the Securities Exchange Act of 1934, as amended.

    e) Request the independent accountants to confirm that they are accountable to the Board of Directors and the Audit Committee and that they will provide the Audit Committee with timely analyses of significant financial reporting and internal control issues.

    f) Review with management and the independent accountants the Company's internal controls, including computerized information system controls and security.

    g) Meet with the Company's independent accountants in executive session to discuss any matters the Audit Committee or the independent accountants believe should be discussed privately.

    h) Review with management significant risks and exposures identified by the independent accountants and discuss with management the steps necessary to manage such risks.

    i) Review with management and/or the independent accountants as appropriate:

        (i) any difficulties the independent accountants encountered while conducting audits, including any restrictions on the scope of their work or on their access to required information;

        (ii) the Company's annual financial statements and related footnotes;

       (iii) the independent accountants audit of and report on the financial statements;

        (iv) the qualitative judgments about the appropriateness and acceptability of accounting principles, financial disclosures, account adjustments, and underlying estimates;

        (v) any significant difficulties or disputes with management encountered during the course of the audit;

        (vi) any other matters about the audit procedures or findings that Generally Accepted Accounting Standards (GAAS) require the auditors to discuss with the Audit Committee.

        vii) any legal and regulatory matters that may have a material effect on the Company's financial statements, operations, compliance policies and programs.

3) Report Audit Committee actions to the full Board of Directors and make appropriate recommendations, including whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

4) Review and approve requests for any significant management consulting engagements to be performed by the independent accountants.

5) Maintain open communications with the independent accountants, management and the Board of Directors.

6) Conduct or authorize investigations into matters within its scope of responsibility in its sole discretion, and retain independent counsel, accountants or other experts to assist in the conduct of any such investigations, if the Audit Committee deems appropriate.

7) Meet at least one time each year in person and at least three additional times per year by teleconference, or more frequently as circumstances require. A majority of the Audit Committee will constitute a quorum for any meetings, whether in person or by teleconference. The Chair of the Audit Committee may call an Audit Committee meeting whenever deemed necessary. The Chair of the Audit Committee should develop, in consultation with management when appropriate, the Audit Committee meeting agenda. The Audit Committee may ask members of management or others to attend meetings and may request any information it deems relevant from management.

8) Prepare all reports, including the report required by the Securities and Exchange Commission to be included in the Company's annual Proxy Statement and take any other actions required of the Audit Committee by law, applicable regulations, or as requested by the Board of Directors.

9)  Review and reassess the adequacy of the Audit Committee's Charter annually.

                                                                       EXHIBIT B

                       ENCHIRA BIOTECHNOLOGY CORPORATION
                       NON-EMPLOYEE DIRECTOR OPTION PLAN
                                  (AS AMENDED)

    SECTION 1.  PURPOSE; DEFINITIONS.

    (a) The purpose of the Plan is to provide compensation to Non-Employee Directors in the form of Stock Options.

    (b) For purposes of the Plan, the following terms are defined as set forth below:

        "BOARD" means the Board of Directors of the Company.

        "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

        "COMPANY" means Energy BioSystems Corporation, a Delaware corporation.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

        "FAIR MARKET VALUE" means as of any given date, the mean between the highest and lowest sales prices of the Common Stock reported by The Nasdaq National Market on such date or, if the Common Stock is listed on a national securities exchange, reported on the stock exchange composite tape on such date; or, in either case, if there are no reported sales on such date, on the last day immediately preceding such date on which sales were reported. If the Common Stock is traded over the counter, Fair Market Value shall mean the average of the reported high and low or closing bid and asked prices of the Common Stock on the most recent date on which the Common Stock was traded. If there is no regular public trading market for the Common Stock, the Fair Market Value of the Common Stock shall be determined by the Board in good faith.

        "NON-EMPLOYEE DIRECTOR" means a person who as of any applicable date is a member of the Board and is not an officer or employee of the Company or any subsidiary of the Company.

        "PARTICIPANT" means a Non-Employee Director who is granted a Stock Option hereunder.

        "PLAN" means the Energy BioSystems Corporation Non-Employee Director Option Plan as set forth herein and as hereinafter amended from time to time.

        "STOCK OPTION" means a non-qualified option to purchase shares of Common Stock.

        "TERMINATION OF DIRECTORSHIP" means the date upon which any Participant ceases to be a member of the Board for any reason whatsoever.

    In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

    SECTION 2.  OPTION AGREEMENTS.

    Each Stock Option shall be evidenced by a written agreement in substantially the form attached to the Plan.

    SECTION 3.  STOCK SUBJECT TO PLAN

    Subject to adjustment as provided herein, the total number of shares of Common Stock of the Company available for grant under the Plan while it is in effect shall be 400,000. The shares of Common Stock shall be presently authorized but unissued shares or shares subsequently acquired by the Company and shall include shares representing the unexercised portion of any Stock Option granted under the Plan which expires or terminates without being exercised in full.

    In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock (a "recapitalization"), the aggregate number of shares of Common Stock reserved for issuance under the Plan shall be appropriately adjusted by the Board and the number and option exercise price of shares of Common Stock subject to outstanding Stock Options shall be adjusted so that each such Stock Option shall thereafter cover the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of such capitalization, if, immediately prior to the recapitalization, the optionee had been the record holder of the number of shares of Common Stock then covered by such Stock Option; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.

    SECTION 4.  ELIGIBILITY

    Only individuals who are Non-Employee Directors are eligible to be granted Stock Options under the Plan.

    SECTION 5.  STOCK OPTIONS

    (a) Commencing on July 1, 1994, and on each subsequent July 1 during the term of this Plan, each Non-Employee Director shall automatically be granted Stock Options on such July 1 to purchase 6,000 shares of Common Stock.

    The selection of the Non-Employee Directors to whom Stock Options are to be granted, the timing of such grants, the number of shares subject to any Stock Option, the exercise price of any Stock Option, the periods during which any Stock Option may be exercised and the term of any Stock Option shall be as provided herein, and the Board shall have no discretion as to such matters.

    (b) The Company shall pay each Non-Employee Director, in lieu of cash, an Option (the "Director Fee Option") to purchase shares of Common Stock for each meeting of the Board or committee of the Board at which he or she attends with an exercise price equal to the fair market value of the Company's Common Stock on the date of such meeting in the following amounts:

        (i) 300 shares for each meeting of the Board attended in person; or

        (ii) 100 shares for each meeting of the Board attended telephonically;
    and

       (iii) 100 shares for each meeting of a committee of the Board attended, whether in person or telephonically.

    (c) In the event of any stock split or stock dividend the number of shares of Common Stock to be granted on any date thereafter shall be adjusted by multiplying the applicable grant number in paragraph (a) above by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such stock split or stock dividend, and the denominator of which is the number of such shares of Common Stock outstanding immediately prior to such event.

    (d) In the event that the number of shares of Common Stock available for a future grant under the Plan is insufficient to make all automatic grants required to be made on the given date, then all Non-Employee Directors entitled to a grant on such date shall share ratably in the number of Stock Options on shares of Common Stock available for grant under the Plan.

    (e) Stock Options granted under the Plan shall be subject to the following terms and conditions in addition to those set forth above:

        (i) OPTION TERM. The term of each Stock Option shall be 10 years from the date the Stock Option is granted, subject to earlier termination as provided herein.

        (ii) OPTION PRICE. The exercise price of each Stock Option shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant, subject to adjustment pursuant to 0.

       (iii) EXERCISABILITY. All Stock Options shall be exercisable in full immediately upon the date of grant.

        (iv) METHOD OF EXERCISE. Subject to the provisions of this 0, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as may be acceptable to the Company. Payment in full or in part may also be made
    (1) by tendering to the Company shares of Common Stock owned by such person having an aggregate Fair Market Value as of the date of exercise and tender that is not greater than the full option purchase price for the shares with respect to which the Stock Option is being exercised and by paying any remaining amount of the option purchase price as first provided above (however, the Board may, upon confirming that such person owns the number of additional shares of Common Stock being tendered, authorize the issuance of a new certificate for the number of shares of Common Stock being acquired pursuant to the exercise of the Stock Option less the number of shares of Common Stock being tendered upon the exercise and return to such person (or not require surrender of) the certificate for the shares of Common Stock being tendered upon the exercise) or (2) by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price; provided that in the event such person chooses to pay the option purchase price as provided above, such person and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure.

        No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding Common Stock (including the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, had paid in full for such shares and has given the representation described in 0, if applicable.

        (v) NON-TRANSFERABILITY OF STOCK OPTIONS. Except as provided below, no Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Stock Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred thereby, shall be null and void.

        All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement, or by any person to whom an option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

        (vi) TERMINATION OF DIRECTORSHIP. Upon a Participant's Termination of Directorship, any Stock Option then held by such Participant (or family transferee) may thereafter be exercised for a period of 12 months from the date of such Termination of Directorship or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

    (f) Any Non-Employee Director shall have the right to elect (i) to decline the grant of a Stock Option under the Plan or (ii) to revoke a previous election to decline the grant of a Stock Option under the Plan, in either event at any time prior to the date such Stock Option would otherwise be granted. A Non-Employee Director who has elected to decline the grant of a Stock Option under the Plan shall not be entitled to any compensation in lieu of such Stock Option.

    SECTION 6.  TERM, AMENDMENT AND TERMINATION

    (a) The Plan will terminate on December 31, 2004. Under the Plan, Stock Options outstanding as of December 31, 2004 shall not be affected or impaired by the termination of the Plan.

    (b) The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under a Stock Option without the optionee's or recipient's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 promulgated under the Exchange Act, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law, and the provisions of 0 of the Plan not be materially amended more often than once every six months except to comport with changes in ERISA or the Internal Revenue Code of 1986, as amended.

    SECTION 7.  GENERAL PROVISIONS

    (a) Unless the shares have been registered under the Securities Act of 1933, as amended, each person purchasing or receiving shares of Common Stock pursuant to a Stock Option shall represent to and agree with the Company in writing that such person is acquiring the shares of Common Stock without a view to the distribution thereof. The certificates for such shares of Common Stock shall include an appropriate legend to reflect the restrictions on transfer.

    (b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for Non-Employee Directors.

    (c) The Plan and all Stock Options awarded and actions taken with respect thereto shall be governed by and construed in accordance with the laws of the State of Delaware.

    SECTION 8.  EFFECTIVE DATE OF PLAN

    The Plan was adopted by the Compensation Committee of the Board at its meeting on July 1, 1994 and ratified by the Board at its meeting on April 28, 1995, subject to approval by the stockholders of the Company. Stock Options granted pursuant to this Plan may not be exercised prior to such stockholder approval being obtained. If such approval is not obtained prior to July 1, 1995, all Stock Options then outstanding under the Plan shall be automatically canceled.

                         ENCHIRA BIOTECHNOLOGY CORPORATION
             Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders June 5, 2001


       The undersigned hereby constitutes and appoints Peter P. Policastro, Ph. D. and Paul G. Brown, III, and each of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Enchira Biotechnology Corporation to be held at the Company's offices, 4200 Research Forest Drive, The Woodlands, Texas on Tuesday, June 5, 2001, at 10:00 a.m., central daylight time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote there at, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                    (Continued and to be signed on reverse side.)


                             -   FOLD AND DETACH HERE   -

                           ENCHIRA BIOTECHNOLOGY CORPORATION
         PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY


                                                            Except
                                     FOR WITHHOLD FOR ALL   nominee(s)
                                     ALL    ALL   EXCEPT    number(s)                                        FOR  AGAINST ABSTAIN
1. ELECTION OF DIRECTORS             / /    / /    / /      written       2. Approval of amendment to the    / /    / /     / /
   Election of Directors, Nominees:                         below            Company's 1997 Stock Option
     01-William E. Nasser,                                  ___________      Plan, as amended, to increase
     02-Peter P. Policastro, Ph.D.,                                          the number of shares available
     03-Daniel J. Monticello, Ph.D.,                                         for grant to 2,000,000.
     04-Nancy T. Chang, Ph.D.,
     05-R. James Comeaux,                                                 3. Approval of amendment to the    / /    / /     / /
     06-G. Anthony Gorry, Ph.D.,                                             Company's Non-Employee Director
     07-Thomas E. Messmore, CFA,                                             Option Plan, as amended, to
     and 08-William D. Young.                                                increase the number of shares
                                                                             available for grant to 400,000.

Change of address:                                                        4. Ratification of the appointment / /    / /     / /
                                                                             of Andersen LLP as the
                                                                             Company's independent public
                                                                             accountants for the fiscal year
                                                                             ending December 31, 2001.


                                                                             Every properly signed proxy will be voted in accordance
                                                                          with specifications made on the reverse side of this card.
                                                                          If not otherwise specified, this proxy will be voted for
                                                                          proposals 1 through 4. This proxy confers discretionary
                                                                          authority to the persons named herein to vote, in their
                                                                          discretion, on any other matters properly presented at the
                                                                          Annual Meeting. All prior proxies are
                                                                          hereby revoked.


Signature(s)_________________________________ Signature(s)_____________________________ Dated:___________________, 2001

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                             -    FOLD AND DETACH HERE   -

                     PLEASE MARK, SIGN, DATE, AND RETURN YOUR PROXY
                            PROMPTLY IN THE ENCLOSED ENVELOPE.